Exhibit 99.1

Investor Relations Contact
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact
Holly Campbell
Adobe Systems Incorporated
408-536-6401
campbell@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Strong Q3 Financial Results

Revenue and Earnings Performance Driven by Record Acrobat and LiveCycle Revenue

SAN JOSE, Calif. – September 16, 2008 – Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its third quarter ended August 29, 2008.

In the third quarter of fiscal 2008, Adobe achieved revenue of $887.3 million, compared to $851.7 million reported for the third quarter of fiscal 2007 and $886.9 million reported in the second quarter of fiscal 2008.  Adobe’s third quarter revenue target range was $855 to $885 million.

“Our strong performance in Q3 was driven by record revenue for our Acrobat and LiveCycle products, as well as the overall diversity of our business,” said Shantanu Narayen, president and chief executive officer. “We continue to execute exceptionally well against our strategy, and we look forward to the launch of our flagship Creative Suite 4 product family next week.”

Third Quarter GAAP Results

Adobe’s GAAP diluted earnings per share for the third quarter of fiscal 2008 were $0.35, based on 541.3 million weighted average shares. This compares with GAAP diluted earnings per share of $0.34 reported in the third quarter of fiscal 2007 based on 597.3 million weighted average shares, and GAAP diluted earnings per share of $0.40 reported in the second quarter of fiscal 2008 based on 542.4 million weighted average shares. Adobe’s third quarter GAAP earnings per share target range was $0.34 to $0.36.

GAAP operating income was $219.5 million in the third quarter of fiscal 2008, compared to $255.0 million in the third quarter of fiscal 2007 and $260.2 million in the second quarter of fiscal 2008.  As a percent of revenue, GAAP operating income in the third quarter of fiscal 2008 was 24.7 percent, compared to 29.9 percent in the third quarter of fiscal 2007 and 29.3 percent in the second quarter of fiscal 2008.

GAAP net income was $191.6 million for the third quarter of fiscal 2008, compared to $205.2 million reported in the third quarter of fiscal 2007 and $214.9 million in the second quarter of fiscal 2008.

Third Quarter Non-GAAP Results

Non-GAAP diluted earnings per share for the third quarter of fiscal 2008 were $0.50.  This compares with non-GAAP diluted earnings per share of $0.45 reported in the third quarter of fiscal 2007 and non-GAAP diluted earnings per share of $0.50 reported in the second quarter of fiscal 2008.  Adobe’s third quarter non-GAAP earnings per share target range was $0.45 to $0.47.

Adobe’s non-GAAP operating income was $351.9 million in the third quarter of fiscal 2008, compared to $340.9 million in the third quarter of fiscal 2007 and $349.6 million in the second quarter of fiscal 2008.  As a percent of revenue, non-GAAP operating income in the third quarter of fiscal 2008 was 39.7 percent, compared to 40.0 percent in the third quarter of fiscal 2007 and 39.4 percent in the second quarter of fiscal 2008.

Non-GAAP net income was $269.1 million for the third quarter of fiscal 2008, compared to $269.4 million in the third quarter of fiscal 2007, and $272.7 million in the second quarter of fiscal 2008.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Adobe Provides Fourth Quarter Financial Targets

For the fourth quarter of fiscal 2008, Adobe announced it is targeting revenue of $925 million to $955 million.  The Company also stated it is targeting an operating margin of approximately 30.5 percent on a GAAP basis, and an operating margin of approximately 39.5 percent on a non-GAAP basis.

In addition, Adobe is targeting its share count to be between 544 million and 548 million shares in the fourth quarter.  The Company also is targeting GAAP and non-GAAP non-operating income to be between

$6 million and $7 million.  Adobe’s GAAP and non-GAAP tax rates are expected to be approximately 25 percent.

These targets lead to a fourth quarter diluted earnings per share target range of $0.39 to $0.41 on a GAAP basis, and an earnings per share target range of $0.51 to $0.53 on a non-GAAP basis.

A reconciliation between these GAAP and non-GAAP financial targets is provided at the end of this press release.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, operating margin, non-operating income, tax rate, share count, earnings per share, and business momentum which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: delays in development or shipment of Adobe’s new products or major new versions of existing products, introduction of new products and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, failure to anticipate and develop new products and services in response to changes in demand for application software and software delivery, computers, printers, or other non PC-devices, adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, difficulty in predicting revenue from new businesses, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from third-party infringers, use, disclosure or malicious attack, failure to realize the anticipated benefits of past or future acquisitions and difficulty in integrating such acquisitions, failure to manage Adobe’s sales and distribution channels effectively, disruption of Adobe’s business due to catastrophic events, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or intangible assets, unanticipated changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, impairment of Adobe’s investment portfolio due to further deterioration of the capital markets, market risks associated with Adobe’s equity investments, and interruptions or terminations in Adobe’s relationships with turnkey assemblers. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time.  These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for the third quarter ended August 29, 2008, which the Company expects to file in October 2008.  Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information – anytime, anywhere and through any medium. For more information, visit www.adobe.com.

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© 2008 Adobe Systems Incorporated. All rights reserved. Adobe, Acrobat, Creative Suite, LiveCycle,  and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income

(In thousands, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	August 29, 2008	August 31, 2007	August 29, 2008	August 31, 2007

Revenue:
Products	$838,813	$813,382	$2,532,076	$2,147,149
Services and support	48,444	38,304	132,512	99,521
Total revenue	887,257	851,686	2,664,588	2,246,670

Total cost of revenue:
Products	84,623	69,002	202,657	193,532
Services and support	26,228	23,619	73,535	62,566
Total cost of revenue	110,851	92,621	276,192	256,098

Gross profit	776,406	759,065	2,388,396	1,990,572

Operating expenses:
Research and development	170,124	163,217	508,909	450,395
Sales and marketing	271,439	251,243	813,399	702,323
General and administrative	97,156	71,132	257,163	201,004
Restructuring and other charges	1,194	555	2,625	555
Amortization of purchased intangibles and incomplete technology	17,024	17,893	51,222	54,542
Total operating expenses	556,937	504,040	1,633,318	1,408,819

Operating income	219,469	255,025	755,078	581,753

Non-operating income (expense):
Interest and other income, net	9,338	22,733	34,778	65,866
Interest expense	(2,390)	(69)	(8,027)	(175)
Investment gains (loss)	2,097	(694)	20,335	9,069
Total non-operating income, net	9,045	21,970	47,086	74,760
Income before income taxes	228,514	276,995	802,164	656,513
Provision for income taxes	36,906	71,752	176,267	154,914
Net income	$191,608	$205,243	$625,897	$501,599
Basic net income per share	$0.36	$0.35	$1.15	$0.85
Shares used in computing basic net income per share	531,060	583,670	542,624	587,141
Diluted net income per share	$0.35	$0.34	$1.13	$0.83
Shares used in computing diluted net income per share	541,311	597,334	552,739	602,263

Condensed Consolidated Balance Sheets

(In thousands, except per share data; unaudited)

	August 29,	November 30,
	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$1,134,263	$946,422
Short-term investments	866,641	1,047,432
Trade receivables, net of allowances for doubtful accounts of $6,264 and $4,398, respectively	327,970	318,145
Other receivables	33,687	44,666
Deferred income taxes	94,500	171,472
Prepaid expenses and other assets	60,059	44,714
Total current assets	2,517,120	2,572,851

Property and equipment, net	317,071	289,758
Goodwill	2,134,032	2,148,102
Purchased and other intangibles, net	246,401	367,644
Investment in lease receivable	207,239	207,239
Other assets	216,887	128,085
	$5,638,750	$5,713,679

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade and other payables	$56,254	$66,867
Accrued expenses	356,408	383,436
Accrued restructuring	6,862	3,731
Income taxes payable	37,546	215,058
Deferred revenue	204,593	183,318
Total current liabilities	661,663	852,410

Long-term liabilities:
Debt	350,000	—
Deferred revenue	27,838	25,950
Accrued restructuring	8,096	13,987
Income taxes payable	99,636	—
Deferred income taxes	96,827	148,943
Other liabilities	23,248	22,407
Total liabilities	1,267,308	1,063,697

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	2,369,689	2,340,969
Retained earnings	4,667,489	4,041,592
Accumulated other comprehensive income	23,439	27,948
Treasury stock, at cost (69,359 and 29,425 shares, respectively), net of reissuances	(2,689,236)	(1,760,588)
Total stockholders’ equity	4,371,442	4,649,982
	$5,638,750	$5,713,679

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended
	August 29, 2008	August 31, 2007
Cash flows from operating activities:
Net income	$191,608	$205,243
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	62,679	81,727
Stock-based compensation expense, net of tax	106,297	45,490
Net investment gains	(1,111)	(911)
Changes in deferred revenue	16,018	(16,834)
Changes in operating assets and liabilities	(163,720)	109,959

Net cash provided by operating activities	211,771	424,674

Cash flows from investing activities:
Purchases of short-term investments, net of sales and maturities	(168,586)	29,356
Purchases of property and equipment	(39,810)	(32,160)
Purchases of long term investments and other assets, net of sales	(56,792)	(52,738)
Cash received from acquisitions	—	639

Net cash used for investing activities	(265,188)	(54,903)

Cash flows from financing activities:
Purchases of treasury stock	(122,552)	(850,044)
Reissuances of treasury stock	138,987	122,713
Excess tax benefits from stock-based compensation	14,306	16,974

Net cash provided by (used for) financing activities	30,741	(710,357)

Effect of exchange rate changes on cash and cash equivalents	(5,514)	(1,748)
Net decrease in cash and cash equivalents	(28,190)	(342,334)
Cash and cash equivalents at beginning of period	1,162,453	901,617
Cash and cash equivalents at end of period	$1,134,263	$559,283

Non-GAAP Results

(In thousands, except per share data)

The following tables show the Company’s non-GAAP results reconciled to GAAP results included in this release for the quarters ended August 29, 2008, August 31, 2007 and May 30, 2008.

	Three Months Ended
	August 29, 2008	August 31, 2007	May 30, 2008

Operating income:

GAAP operating income	$219,469	$255,025	$260,178
Stock-based compensation	48,260	38,707	48,388
Restructuring and other charges	1,194	555	—
Amortization of purchased intangibles, technology license arrangements and incomplete technology	82,996	46,570	41,071
Non-GAAP operating income	$351,919	$340,857	$349,637

Net income:

GAAP net income	$191,608	$205,243	$214,910
Stock-based compensation, net of tax	36,339	28,680	34,998
Restructuring and other charges, net of tax	899	411	—
Amortization of purchased intangibles, technology license arrangements and incomplete technology, net of tax	61,829	34,521	29,705
Resolution of an income tax audit	(20,712)	—	—
Investment (gain) loss, net of tax	(913)	514	(6,875)
Non-GAAP net income	$269,050	$269,369	$272,738

Diluted net income per share:

GAAP net income	$0.35	$0.34	$0.40
Stock-based compensation, net of tax	0.08	0.05	0.07
Restructuring and other charges, net of tax	—	—	—
Amortization of purchased intangibles, technology license arrangements and incomplete technology, net of tax	0.11	0.06	0.05
Resolution of an income tax audit	(0.04)	—	—
Investment gain, net of tax	—	—	(0.02)
Non-GAAP net income	$0.50	$0.45	$0.50

Shares used computing diluted net income per share	541,311	597,334	542,376

	Three Months
	August 29, 2008	May 30, 2008
Operating expenses:

GAAP operating expenses	$556,937	$543,842
Stock-based compensation	(46,841)	(47,200)
Restructuring and other charges	(1,194)	—
Amortization of purchased intangibles, technology license arrangements and incomplete technology	(33,802)	(17,099)
Non-GAAP operating expenses	$475,100	$479,543

	Three Months
	August 29, 2008	August 31, 2007	May 30, 2008

Operating margin:

GAAP operating margin	24.7%	29.9%	29.3%
Stock-based compensation	5.4	4.6	5.5
Restructuring and other charges	0.1	0.1	—
Amortization of purchased intangibles, technology license arrangements and incomplete technology	9.5	5.4	4.6
Non-GAAP operating margin	39.7%	40.0%	39.4%

Three Months
August 29, 2008
Effective income tax rate:

GAAP effective income tax rate	16.2%
Stock-based compensation	0.1
Amortization of purchased intangibles, technology license arrangements and incomplete technology	0.1
Resolution of an income tax audit	8.6
Non-GAAP effective income tax rate	25.0%

Fourth Quarter Fiscal Year 2008 Non-GAAP Financial Targets

(In millions, except per share data)

The following tables show the Company’s fourth quarter fiscal year 2008 non-GAAP financial targets reconciled to GAAP financial targets included in this release.

Fourth Quarter Fiscal 2008

Operating margin:

GAAP operating margin	30.5%
Stock-based compensation	4.7
Amortization of purchased intangibles and incomplete technology	4.3
Non-GAAP operating margin	39.5%

	Fourth Quarter Fiscal 2008
	Low	High
Diluted net income per share:

GAAP net income per share	$0.39	$0.41
Stock-based compensation, net of tax	0.07	0.07
Amortization of purchased intangibles and incomplete technology, net of tax	0.05	0.05
Non-GAAP net income per share	$0.51	$0.53

Shares used in computing diluted net income per share	548.0	544.0

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes the stock-based compensation impact of SFAS 123R, restructuring and other charges, amortization of purchased intangibles, technology license arrangements and incomplete technology, investment gains and losses and the related tax impact of these items, the resolution of an income tax audit, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.